UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 4, 2010
INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33462 (Commission File No.)	04-3523891 (IRS Employer Identification No.)
9 Oak Park Drive
Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (781) 457-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Definitive Material Agreement.
On January 4, 2010, Insulet Corporation (the “Company”) entered into a distribution agreement (the “Agreement”) with Ypsomed Distribution AG ( “Ypsomed”) pursuant to which Ypsomed becomes the exclusive distributor the Company’s OmniPod Insulin Management System (the “OmniPod System”), with the right to promote, advertise, market, distribute and sell the OmniPod System in eleven countries. It is expected that Ypsomed will begin distributing the OmniPod System in France, Germany and the United Kingdom in the first half of 2010, in Australia, Belgium, Finland, Norway, Sweden, Switzerland, and the Netherlands in the second half of 2010 and in China in the first half of 2011. Subject to certain conditions, the Company has granted Ypsomed a right of first refusal relating to distribution rights in all other countries except the United States, Canada and Israel. Under the Agreement, Ypsomed has agreed to make minimum annual purchases of the OmniPod System specified in the Agreement. At the minimum annual purchase levels called for in the Agreement, the Company’s sales to Ypsomed under the Agreement would exceed $100 million over the five-year term. The minimum annual purchase levels are heavily weighted towards the final years of the five-year term; accordingly, it is expected that the Company’s 2010 revenues under the Agreement will not be material. The remedy to the Company for Ypsomed’s failure to satisfy the applicable minimum purchase requirements is generally to convert Ypsomed to a non-exclusive distributor or, in certain situations, to terminate the Agreement. Ypsomed has also agreed to refrain from manufacturing, selling or distributing any other insulin infusion devices which adhere to a user’s skin. It is expected that the version of the OmniPod System distributed by Ypsomed will be co-branded with Ypsomed’s MYLIFE™ diabetes care brand. The Agreement has a term of five years. Fifteen months prior to the end of this term, the parties have agreed to negotiate in good faith to enter into an amendment to the Agreement which would include a renewal term. Upon termination or expiration of the Agreement, the Company has agreed to pay certain termination/expiration fees. These fees would be based on sales of the Company’s products made during the twelve months following such termination or expiration to customers who had purchased the Company’s products from Ypsomed during the term of the Agreement
The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Agreement. The omitted material will be included in the request for confidential treatment. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press release dated January 5, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSULET CORPORATION
Date: January 5, 2010	By:	/s/ Brian Roberts
		Name:	Brian Roberts
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 5, 2010.

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